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                      EXHIBIT 22

Subsidiaries of Farah Incorporated
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                                                         EXHIBIT 22

        FARAH INCORPORATED AND SUBSIDIARIES

                                          JURISDICTION OF       PERCENT
NAME                                       INCORPORATION         OWNED

PARENT:
   Farah Incorporated
SUBSIDIARIES OF FARAH INCORPORATED:
   Farah U.S.A., Inc.                          Texas              100%
   Farah International, Inc.                   Texas              100%
   Value Slacks, Inc.                          Texas              100%
   Farah Licensing Company                     Delaware           100%
   Farah (Far East) Limited                    Hong Kong          100%
   Exportadora Triple Siete, S.A.              Costa Rica         100%
SUBSIDIARIES OF FARAH U.S.A., INC.:
   Farah Sales Corp.                           Texas              100%
   Farah Manufacturing Services, Inc.          Texas              100%
   Farah Manufacturing Company, Inc.           Texas              100%
   Farah Manufacturing Company of
       New Mexico, Inc.                        New Mexico         100%
   Farah Clothing Company, Inc.                Texas              100%
   FTX, Inc.                                   Texas              100%
   Radco Sportswear, Inc.                      Texas              100%
   Dimmit Industries, S.A. de C.V.             Mexico             100%
   Touche Industrial, S.A. de C.V.             Mexico             100%
SUBSIDIARIES OF FARAH INTERNATIONAL, INC.:
   Farah Manufacturing (U.K.) Limited          England            100%
   Farah (Australia) Pty. Limited              Australia          100%
   Farah Japan Limited                         Japan              100%
   Farah Limited (Ireland)                     Ireland            100%
   Farah (New Zealand) Limited                 New Zealand        100%
SUBSIDIARIES OF VALUE SLACKS, INC.:
   Value Clothing Company, Inc.                Texas              100%
SUBSIDIARIES OF FARAH (FAR EAST) LIMITED:
   Corporacion Farah - Costa Rica, S.A.        Costa Rica         100%
   Farah (Fiji) Limited                        Fiji               50%
   Farah (Exports) Ireland                     Ireland            100%
   South Pacific Investments Limited           Fiji               50%
SUBSIDIARY OF FARAH LIMITED (IRELAND):
   Farah Manufacturing Company
       (Ireland) Limited                       Ireland            100%